KEMPISTY & COMPANY CERTIFIED PUBLIC ACCOUNTANTS, P.C. 15 MAIDEN LANE – SUITE 1003 – NEW YORK, NY 10038 – TEL (212) 406-7CPA (7272) – FAX (212) 513-1930

  July 31, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated July 31, 2009 of Skin Nutrition International, Inc. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in item 4.01.

Sincerely,

By:	/s/ Kempisty & Company
Kempisty & Company
Certified public Accounts, P.C.